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Exhibit 23.1

ACCOUNTANTS' CONSENT

        We consent to the use in this Form S-8 Registration Statement relating to the sale of the common stock, $.20 par value, of Florida Gaming Corporation of our report dated March 7, 2002 accompanying the December 31, 2001 financial statements of Florida Gaming Corporation incorporated by reference in this Registration Statement.

KING & COMPANY, PSC
/s/ King & Company, PSC

Louisville, Kentucky
February 10, 2003

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  Exhibit 23.1